UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 18, 2008

BMC Software, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16393	74-2126120
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2101 CityWest Blvd., Houston, Texas		77042
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-918-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 18, 2008, Robert E. Beauchamp, President and Chief Executive Officer of BMC Software, Inc. (the "Company"), was granted two restricted stock unit ("RSU") awards. Mr. Beauchamp was granted 300,000 time-based RSUs and 187,500 performance-based RSUs. These awards are made pursuant to the Company's 2007 Incentive Plan, a copy of which was previously filed with the SEC as an exhibit to the Company's 2007 Proxy Statement. The award of time-based RSUs vests 34% on August 18, 2009 and 8.25% following each three-month period thereafter assuming continuous employment and is subject to a time-based restricted stock unit agreement, the form of which was previously filed as an exhibit to a Current Report on Form 8-K dated June 6, 2008. The award of performance-based RSUs vests over three twelve-month performance periods based on the Company's relative total shareholder return in comparison to a peer set of companies over each such performance period and is subject to a performance-based restricted stock unit agreement, the form of which is filed as an exhibit to this Current Report.

The Compensation Committee, with the concurrence of the independent members of the Company's Board of Directors, granted Mr. Beauchamp the RSUs to recognize his top performance, motivate continued performance as measured by the Company's total shareholder return and establish a stronger retention program for the next three years.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC Software, Inc.

August 20, 2008	By:	Christopher C. Chaffin

Name: Christopher C. Chaffin
Title: Vice President, Deputy General Counsel & Assistant Secretary

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Exhibit Index

Exhibit No.	Description

10.30	Performance-Based Restricted Stock Unit Award Agreement for Robert E. Beauchamp